Exhibit 4.78

EXECUTION VERSION

THE CHARLES SCHWAB CORPORATION, as Issuer

and

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

Twenty-First Supplemental Indenture

Dated as of May 19, 2023

to

Senior Indenture

Dated as of June 5, 2009

TWENTY-FIRST SUPPLEMENTAL INDENTURE, dated as of May 19, 2023 (“Supplemental Indenture”), to the Indenture dated as of June 5, 2009 (as amended, modified or supplemented from time to time in accordance therewith, other than with respect to a particular series of debt securities, the “Base Indenture” and, as amended, modified and supplemented by this Supplemental Indenture, the “Indenture”), by and among THE CHARLES SCHWAB CORPORATION (the “Company”), and THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as trustee (the “Trustee”).

WHEREAS, the Company and the Trustee are parties to the Base Indenture;

WHEREAS, Section 9.1(6) of the Base Indenture provides that without the consent of any Holders, the Company, when authorized by a Board Resolution, and the Trustee may enter into one or more indentures supplemental to the Base Indenture, to add to, change or eliminate any of the provisions of the Base Indenture in respect of one or more series of Securities; provided that, any such change or elimination (A) shall neither (i) apply to any Security of any series created prior to the execution of such supplemental indenture and entitled to the benefit of such provision nor (ii) modify the rights of the Holders of any such Security with respect to such provision or (B) shall become effective only when there is no such Security Outstanding;

WHEREAS, the Company wishes to make certain changes relating to covenant breaches, events of default, and permitted transfers with the amendments applying only to Securities issued after the time this Supplemental Indenture is executed and not applying to, or modifying the rights of Holders of, any other Securities;

WHEREAS, the conditions set forth in the Base Indenture for the execution and delivery of this Supplemental Indenture have been met; and

WHEREAS, all things necessary to make this Supplemental Indenture a valid and legally binding agreement of the parties, in accordance with its terms, have been done.

NOW, THEREFORE, the Company and the Trustee agree as follows:

ARTICLE I

DEFINITIONS AND OTHER PROVISIONS OF GENERAL APPLICATION

Section 1.01 Amendment to Section 1.1 of the Base Indenture

Inserting the following new defined term immediately following the definition of “corporation”:

(b) “Covenant Breach” means, with respect to Securities of any series (i) default in the deposit of any sinking fund payment, when and as due by the terms of a Security of such series; or (ii) default in the performance, or breach, in any material respect, of any covenant or warranty of the Company in this Indenture or the Securities (other than a covenant or warranty a default in the performance of which or the breach of which is specifically dealt with in Section 5.1(a) or which has expressly been included in this Indenture solely for the benefit of series of Securities other than that series), and continuance of such default or breach for a period of 60 days after there has been given, by registered or certified mail, to the Company by the Trustee or to the Company and the Trustee by the Holders of at least 25% in aggregate principal amount of the Outstanding Securities of all series affected thereby (voting together as a single class) a written notice specifying such default or breach and requiring it to be remedied and stating that such notice is a “Notice of Covenant Breach” hereunder; or (iii) any other Covenant Breach provided pursuant to Section 3.1 with respect to the Securities of that series. For the avoidance of doubt, a Covenant Breach shall not be an Event of Default with respect to any Security, except to the extent otherwise specified as contemplated by Section 3.1 with respect to such Security. Solely for purposes of this definition, Securities issued on or after May 19, 2023 shall be deemed not to be in the same series as the Securities issued prior to May 19, 2023 unless those Securities bear the same CUSIP number and/or ISIN as any Securities issued under the Indenture the initial issuance of which occurred prior to May 19, 2023.

Section 1.02 Amendment to Section 1.5 of the Base Indenture

Section 1.5 of the Base Indenture is hereby amended by replacing the reference to Section 5.1 with “Section 5.1(b)”.

Section 1.03 Amendments to Section 1.15 of the Base Indenture

Section 1.15 of the Base Indenture is hereby amended by adding “pandemics or epidemics,” after the word “accidents” and before the phrase “acts of war or terrorism”.

Section 1.04 Amendment to Section 3.3 of the Base Indenture

Section 3.3 of the Base Indenture is hereby amended by:

(a) Deleting and restating the last sentence of the first paragraph and replacing it with the following: “The signature of any of these officers on the Securities or any Coupons appertaining thereto may be manual, facsimile or electronic.”

(b) Deleting and restating the first sentence of the second paragraph and replacing it with the following:

“Securities and coupons bearing the manual, facsimile or electronic signatures of individuals who were at any time the proper officers of the Company shall bind the Company, notwithstanding that such individuals or any of them have ceased to hold such offices prior to the authentication and delivery of such Securities or did not hold such offices at the date of such Securities.”

(c) Deleting and restating the first sentence of the last paragraph and replacing it with the following:

“No Security or coupon shall be entitled to any benefit under this Indenture or be valid or obligatory for any purpose, unless there appears on such Security a certificate of authentication substantially in the form provided for herein executed by the Trustee by the manual, facsimile or electronic signature of one of its authorized officers, and such certificate upon any Security shall be conclusive evidence, and the only evidence, that such Security has been duly authenticated and delivered hereunder.”

Section 1.05 Amendment to Sections 3.5, 5.3, 5.7, 5.11, 5.13, 6.1, 6.2, 6.3, 6.7, 7.5, 9.1, 12.3, 13.3 and 13.4(5)

Sections 3.5, 5.3, 5.7, 5.11, 5.13, 6.1, 6.2, 6.3, 6.7, 7.5, 9.1, 12.3, 13.3 and 13.4(5) are hereby amended by inserting “or Covenant Breach” after each occurrence of the phrase “Event of Default”.

Section 1.06 Amendment to Section 5.1 of the Base Indenture

Section 5.1 of the Base Indenture is hereby amended by deleting such Section 5.1 in its entirety and replacing with the following:

“(a) Event of Default,” wherever used herein with respect to the Securities of any series, means any one of the following events (whatever the reason for such Event of Default and whether it shall be voluntary or involuntary or be effected by operation of law or pursuant to any judgment, decree or order of any court or any order, rule or regulation of any administrative or governmental body), unless in the Board Resolution, supplemental indenture or Officers’ Certificate establishing such series, it is provided that such series shall not have the benefit of said Event of Default:

(1) default in the payment of any interest upon any Security of that series, when it becomes due and payable, and continuance of such default for a period of 30 days; or

(2) default in the payment of the principal of (or premium, if any, on) any Security of that series at its Maturity, and continuance of such default for a period of 30 days; or

(3) the entry of a decree or order by a court having jurisdiction in the premises adjudging the Company a bankrupt or insolvent, or approving as properly filed a petition seeking reorganization, arrangement, adjustment or composition of or in respect of the Company under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or appointing a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property or ordering the winding-up or liquidation of its affairs, and the continuance of any such decree or order unstayed and in effect for a period of 60 consecutive days; or

(4) the institution by the Company of proceedings to be adjudicated a bankrupt or insolvent, or the consent by it to the institution of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or answer or consent seeking reorganization or relief under any applicable Federal or State bankruptcy, insolvency, reorganization or other similar law, or the consent by it to the filing of any such petition or to the appointment of a receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of the Company or of any substantial part of its property, or the making by it of an assignment for the benefit for creditors, or the admission by it in writing of its inability to pay its debts generally as they become due and its willingness to be adjudicated a bankrupt, or the taking of corporate action by the Company in furtherance of any such action; or

(5) any other Event of Default provided with respect to Securities of that series in the Board Resolutions, supplemental indenture or Officers’ Certificate establishing that series.

(b) If a default occurs hereunder with respect to the Securities of any series, the Trustee shall give the Holders of Securities of such series notice of such default as and to the extent provided in the Trust Indenture Act; provided, however, that in the case of any default of the character specified in Clause (ii) under the definition of “Covenant Breach” in Section 1.1 with respect to the Securities of such series, no such notice to the Holders shall be given until at least 30 days after the occurrence thereof. For the purpose of this Section 5.1(b), the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or a Covenant Breach with respect to the Securities of such series.”

Section 1.07 Amendment to Sections 5.2 of the Base Indenture.

(a) Section 5.2 of the Base Indenture is hereby amended by replacing the references to “Sections 5.1(5) or Section 5.1(6)” with “Sections 5.1(3) and 5.1(4)”.

(b) Section 5.2 of the Base Indenture is hereby amended by inserting the following at the end of the first paragraph thereof:

“Unless otherwise specified as contemplated by Section 3.1 with respect to the Securities of such series, there shall be no rights of acceleration other than as described in the preceding paragraph. In addition, for the avoidance of doubt, unless otherwise specified as contemplated by Section 3.1 with respect to the Securities of a series, neither the Trustee nor any Holders of such Securities shall have the right to accelerate the payment of such Securities, nor shall the payment of any Securities be otherwise accelerated, as a result of a Covenant Breach. Further, for avoidance of doubt, if an Event of Default as described in Section 5.1(a)(5) is specified for a series of Securities, there will be no right to accelerate payment of such Securities on the terms described in the preceding paragraph unless such acceleration rights are granted specifically for such Securities as contemplated by Section 3.1.”

(c) Section 5.2 of the Base Indenture is hereby amended by replacing the word “default” with the phrase “Event of Default or Covenant Breach”.

Section 1.08 Amendment to Section 5.3(2) of the Base Indenture

Section 5.3(2) of the Base Indenture is hereby amended by inserting “and such default continues for a period of 30 days” after the phrase “at the Maturity thereof”.

Section 1.09 Amendment to Section 5.13 of the Base Indenture

Section 5.13 of the Base Indenture is hereby amended by inserting the following at the end thereof:

“For purposes of this Section 5.13, the term “default” means any event which is, or after notice or the lapse of time or both would become, an Event of Default or a Covenant Breach with respect to the Securities of such series.”

Section 1.10 Amendment to Section 6.2 of the Base Indenture

Section 6.2 of the Base Indenture is hereby amended by replacing the reference to “Section 5.1(4)” with “clause (ii) of the definition of Covenant Breach”.

Section 1.11 Amendments to Section 7.4 of the Base Indenture.

(a) Section 7.4 of the Base Indenture is hereby amended by deleting the phrase “; provided that, any such information, documents or reports required to be filed with the Commission pursuant to Section 13 or Section 15(d) of the Exchange Act shall be filed with the Trustee within 15 days after the same if filed with the Commission”.

(b) Section 7.4 of the Base Indenture is hereby amended by adding the following as the second sentence of the paragraph:

“The Company shall be deemed to have complied with the first sentence of this Section 7.4 of the Base Indenture to the extent that such information, documents and reports are filed pursuant to Section 13 or Section 15(d) of the Exchange Act with the Commission via EDGAR (or any successor electronic delivery procedure); provided, however, that the Trustee shall have no obligation whatsoever to determine whether or not such information, documents or reports have been filed pursuant to the EDGAR system (or its successor).”

Section 1.12 Amendment to Section 8.1 of the Base Indenture

Section 8.1 of the Base Indenture is hereby amended by inserting “(other than the sale, lease, conveyance or transfer of all or substantially all of the Company’s assets to one or more of the Company’s Subsidiaries)” after the phrase “assets to any other Person”.

Section 1.13 Amendment to Sections 13.3 of the Base Indenture

(a) Section 13.3(2) of the Base Indenture is hereby amended by replacing the phrase “any event specified in Section 5.1(4)” with “a Covenant Breach pursuant to clause (ii) of the definition of Covenant Breach”.

(b) Section 13.3 of the Base Indenture is hereby amended by replacing the phrase “in the case of Section 5.1(4)” with “in the case of a Covenant Breach pursuant to clause (ii) of the definition of Covenant Breach”.

Section 1.14 Amendment to Section 13.4 of the Base Indenture

Section 13.4 of the Base Indenture is hereby amended by replacing the references to “Sections 5.1(5) and (6)” with “Sections 5.1(3) and (4)”

ARTICLE II

MISCELLANEOUS

Section 2.01 Confirmation of Indenture

The Base Indenture, as supplemented and amended by this Supplemental Indenture and all other indentures supplemental thereto, is in all respects ratified and confirmed, and the Base Indenture, this Supplemental Indenture and all indentures supplemental thereto shall be read, taken and construed as one and the same instrument.

Section 2.02 Trust Indenture Act Controls

If any provision of this Supplemental Indenture limits, qualifies or conflicts with another provision that is required or deemed to be included in this Supplemental Indenture by the Trust Indenture Act, the required or deemed provision shall control.

Section 2.01 Separability Clause

If any provision in this Supplemental Indenture shall be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not in any way be affected or impaired thereby.

Section 2.02 Counterparts

The parties hereto may sign one or more copies of this Supplemental Indenture in counterparts, all of which together shall constitute one and the same agreement. Signature pages may be electronically executed and delivered (“Electronic Signatures”), including by any electronic method complying with the federal ESIGN Act (e.g., DocuSign) or by wet ink signature captured on a pdf email attachment, and any signature pages so executed and delivered shall be valid and binding for all purposes. The foregoing provision supersedes any other consent signed by the parties hereto related to the electronic signature and delivery of this Supplemental Indenture.

Section 2.03 Electronic Signatures

The words “execution”, “signed”, “signature”, “delivery” and words of like import in or relating to this Supplemental Indenture and/or any document, notice, instrument or certificate to be signed and/or delivered in connection with this Supplemental Indenture and the transactions contemplated hereby shall be deemed to include Electronic Signatures, electronic deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be.

Section 2.04 Governing Law

THIS SUPPLEMENTAL INDENTURE SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF CALIFORNIA.

Section 2.05 Trustee

The Trustee makes no representations as to the validity or sufficiency of this Supplemental Indenture. The recitals herein are deemed to be those of the Company and not of the Trustee.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Indenture to be duly executed as of the day and year first written above.

THE CHARLES SCHWAB CORPORATION, as Issuer

By:	/s/ Peter Crawford
	Name:	Peter Crawford
	Title:	Managing Director and
Chief Financial Officer

THE BANK OF NEW YORK MELLON TRUST COMPANY, N.A., as Trustee

By:	/s/ April Bradley
	Name:	April Bradley
	Title:	Vice President

[Signature Page to the Twenty First Supplemental Indenture]